Exhibit 10.2
Loan No. RX0785T02A

FIRST AMENDMENT TO
PROMISSORY NOTE AND SUPPLEMENT
THIS FIRST AMENDMENT TO PROMISSORY NOTE AND SUPPLEMENT (this "Amendment") is entered into as of September 4, 2012, between CONNECTICUT WATER SERVICE, INC., a Connecticut corporation (the "Company"), and CoBANK, ACB, a federally chartered instrumentality of the United States ("CoBank").
BACKGROUND
The Company and CoBank are parties to a Promissory Note and Single Advance Term Loan Supplement dated as of June 29, 2009 (the “Supplement”). The parties now desire to amend the Supplement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
SECTION 1.    Defined Terms. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to those terms in the Master Loan Agreement dated as of June 29, 2009, between the Company and CoBank, as same may have been amended (the "MLA").
SECTION 2.    Amendments.

(A)	Promissory Note. Section 6 of the Supplement is hereby amended and restated to read as follows:
SECTION 6.     Promissory Note. The Company promises to repay the unpaid principal balance of the loan on January 2, 2014, or such later date as CoBank may, in its sole discretion, authorize in writing.

(B)	Prepayment. Section 7 of the Supplement is hereby amended and restated to read as follows:
SECTION 7.     Prepayment. Subject to Section 10.01 of the MLA:

(A)	Voluntary Prepayment. The Company may, on two Business Days’ prior notice, prepay all or any portion of the loan.

(B)
Mandatory Prepayment. The Company shall prepay the loan in the event the Company raises any equity capital. Such prepayment shall be due within two Business Days of the day on which it raises such equity capital, and the Company shall promptly notify CoBank of its receipt of any equity capital.

(C)
Application of Prepayments. All prepayments shall be applied: (1) first to balances bearing interest at the variable rate option referred to in Section 4(A) hereof; and (2) then to such fixed rate balances (whether under Section 4(B) or 4(C) hereof), as CoBank shall specify in its discretion.

SECTION 3.    Representations and Warranties. To induce CoBank to enter into this Amendment, the Company represents and warrants that: (A) no consent, permission, authorization, order or license of any governmental authority or of any party to any agreement to which the Company is a party or by which it or any of its property may be bound or affected, is necessary in connection with the execution, delivery, performance or enforcement of this Amendment; (B) the Company is in compliance with all of the terms of the Loan Documents, and no Default or Event of Default exists; and (C) this Amendment has been duly authorized, executed and delivered, and creates legal, valid, and binding obligations of the Company which are enforceable in accordance with their terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar Laws affecting the rights of creditors generally. Without limiting (B) above, the Company represents and warrants that it is in compliance with all notice provisions of the MLA, including, without limitation, the requirement to notify CoBank of the commencement of material litigation and of certain environmental matters.
SECTION 4.    Confirmation. Except as amended hereby, the Supplement shall remain in full force and effect as written.
IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers as of the date shown above.

CoBANK, ACB		CONNECTICUT WATER SERVICE, INC.
By:	/s/ Shannon Davoren	By:	/s/ David C. Benoit
Title:	Assistant Corporate Secretary	Title:	CFO